                                                                   Exhibit 10.12

                              EMPLOYMENT AGREEMENT
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     THIS AGREEMENT made and entered into as of this 14th day of December, 1993 by and between Accent Color Sciences, Inc., a Connecticut corporation (the "Company), and Norman L. Milliard, an individual residing at 7 Emerald Avenue, Hampton, New Hampshire, 03842 (the "Employee").

     WHEREAS, the Company desires to retain the services of the Employee, and the Employee desires to be employed by the Company, on the terms hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein provided, the parties hereto (the "Parties") hereby agree as follows:

     1.   Term of Employment.
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          1.1 The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, all in accordance with the terms and conditions hereof, for a term of five (5) years commencing on January 1, 1994, (the "Anniversary Date") and ending December 31, 1998 (the "Employment Term").

          1.2 Upon each Anniversary Date, the Parties will have the option to renew this Employment Agreement for a five (5) year period commencing on such Anniversary Date with such changes in compensation or other provisions as the Parties may agree to.

     2.   Scope.  During the Employment Term, the Employee shall be employed by
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the Company as Vice President and Chief Operating Officer.

     3.   Compensation.
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          3.1 The Employee shall be paid base salary at the rate of $100,000 per annum ("Base Salary"), payable in equal bi-monthly installments, except
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that, pending adequate initial funding of its operations, the Company may elect to defer the cash payment of 40% of Base Salary ("Deferred Compensation") for a period not to exceed one (1) year. In the event the Company elects such deferral, upon adequate initial funding, the Company shall pay Employee such Deferred Compensation ratably over a period not to exceed the period over which such compensation was deferred.

     Thereafter the base salary shall be reviewed annually upon renewal under subsection 1.2 for any increase. Any increase shall be solely at the discretion of the Board of Directors (the "Board"). In no event may Base Salary be reduced.

          3.2 The Company shall continue to provide reimbursement for business and business-related expenses incurred by the Employee so long as appropriate invoices or vouchers are submitted with respect thereto.

          3.3 The Employee shall be entitled to participate in any employee benefit plan or program generally applicable to senior executives of the Company, including without limitation pension, life insurance, tax-qualified profit sharing, and medical coverages as in effect from time to time.

          3.4 The Employee shall be entitled to vacation in accordance with the Company's vacation policy as currently in effect from time to time, provided,
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however, in no event shall such vacation be for a period less than four (4) weeks per annum.

     The Employee may elect, at his option, to defer to use of vacation from the year it is earned to subsequent years, provided, however, the Company has the
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option to pay cash in lieu of such deferred vacation, up to a maximum amount of two (2) weeks of such deferred vacation, if (a) the amount of such deferred vacation exceeds two weeks and (b) such payment is made within thirty (30) days following the end of the year such deferral is elected.

     In the event of termination under Section 4 below, any and all vacation owed to the Employee will be paid at the time of termination.

     4.   Termination.
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          4.1  General.  Notwithstanding the provisions of Sections 1, 2 and 3
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above, the Employee's employment may be terminated prior to the end of the Employment Term as provided in Sections 4.2, 4.3, 4.4, 4.5 and 4.6 below.

          4.2  Death or Disability.  The Employee's employment shall be
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terminated in the event of his death or disability. Upon termination of the Employee's employment hereunder as a result of the Employee's death or Disability, the Employee (or, in the event of his death, his Beneficiary) shall be entitled to (a) all arrears of salary and expenses, and (b) any other compensation or benefits as determined under applicable plans and programs of the Company (as in effect immediately prior to such termination).

          For the purposes of this Agreement, "Disability" shall be deemed to have occurred when the Employee shall be unable to perform the duties of his then employment with the Company for an aggregate period of more than 36 weeks in a consecutive period of 52 weeks, due to physical or mental impairment (other than as a result of addiction to alcohol or any other drug) as determined by a physician acceptable to both the Company and Employee.

          The Employee may designate one or more persons to receive payment of any compensation or other benefit payable on account of the Employee's death, by giving written notice of such designation to the Company in accordance with
Section 13, below. The person so designated shall be the Employee's Beneficiary with respect to such payment. In the event the Employee has not designated a Beneficiary with respect to any particular payment, the Employee's estate shall be the Beneficiary with respect to such payment.

          4.3  Termination for Cause.  The Employee's employment hereunder may
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be terminated for Cause at any time upon written notice from the Company to the Employee, which notice shall set forth the specific facts on which such termination is based. Upon any such termination for Cause, the Employee shall be entitled to (i) all arrears of salary and expenses and (ii) any other compensation or benefits as determined under applicable plans and programs of the Company (as in effect immediately prior to such termination). For the purposes of this Agreement "Cause" shall mean:

          (a) a dishonest act or omission by the Employee which either (x) is intended to result in his substantial personal enrichment at the expense of the Company, or (y) results in his conviction of, or plea of nolo contendere to, a felony or other serious crime (not including a motor vehicle offense or a crime resulting from an action or omission taken by the Employee in the course of his duties hereunder and in the good faith belief that such action or omission was in the best interest of the Company);

          (b) gross misconduct or gross neglect of the executive's duties and responsibilities hereunder, causing material harm to the Company, unless remedied within 30 days after notice from the company requiring the Employee to do so; or

          (c) a willful and material breach of this Agreement by the Employee, unless such breach is corrected within 30 days after notice from the Company requiring the Employee to do so.

          Non-performance of duties due to Disability shall not be grounds for termination for Cause.

          4.4  Termination Without Cause.  If the Company terminates the
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Employee's employment other than for Disability, as provided in Section 4.2, above, or for Cause, as provided in Section 4.3, above, the Employee shall be entitled to:

          (a) base salary for a one year period commencing on the date Employee's employment with the Company is terminated (such one year period hereinafter referred to as the "Termination Period") and

          (b)  payment of health benefits for the Termination Period; and

          (c)  any vacation owed Employee under subsection 3.4 above.

          4.5  Constructive Termination Without Cause.  In the event:
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          (a) there is a reduction, without the Employee's consent, (i) in Employee's cash compensation or (ii) in the aggregate benefits provided under this Agreement,

          (b) the Employee is removed from his position as Vice President and Chief Operating Officer of the Company, other than as a result of a termination for Cause, as provided in Section 4.3 above, or

          (c)  there is a Change of Control of the Company

the Employee shall be entitled to terminate his employment voluntarily, and such termination shall be treated as a termination by the Company without Cause under
Section 4.4 above, unless, in the case of an event described in clause (a), (b), or (c) above, such event is remedied within 30 days after written notice from the Employee requiring the Company to do so.

          For purposes of this Section 4.5, a "Change of Control" shall be deemed to have occurred if (i) the Company has received a report on Schedules 13D or 13G under the Securities Exchange Act of 1934 (the "Act") showing, or has otherwise obtained actual knowledge, that any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act), other than the Employee or his affiliates or associates (as such terms are defined in the Act, hereafter "Affiliates" or "Associates"), is the beneficial owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing at least 30% of the combined voting power of the Company's then outstanding securities or (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director whose nomination for election by the Board or by the Company's stockholders was designated by the Board, cease for any reason to constitute the Board.

          4.6  Voluntary Termination.  The Employee may voluntarily terminate
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his employment hereunder provided that, in the event of such a termination, other than pursuant to a constructive termination without cause, as provided in
Section 4.5 above, the Employee shall receive no further compensation, except as may be provided in applicable plans and programs.

     5.   Covenant Not to Disclose.  The Employee covenants and agrees that he
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will not, to the detriment of the Company, at any time during or after the termination of his employment, whether under this Agreement or otherwise, reveal, divulge or make known to any person (other than the Company or any of its Affiliates) or use for his own benefit or purposes or for the benefit or purposes of any other person any customers' lists, trade secrets, formulae, records, data, know-how or any secret or confidential information whatsoever, including without limitation that used by the Company or its Affiliates prior to the date of this Agreement or during the Employment Term and made known (whether or not with the knowledge and permission of the Company, whether or not developed, devised or otherwise created in whole or in part by the efforts of the Employee) to the Employee by reason of his employment by the Company; provided that it shall not be a violation of this
Section 5 for the Employee to make any disclosure (i) necessary or appropriate to the performance of his duties hereunder or (ii) required by any law (including any court or governmental order), so long as, in the case of disclosure required by law, the Employee notifies the Company of such requirement, where possible, and cooperates with the Company in taking any reasonable steps to resist such disclosure (any costs thereby incurred to be paid by the Company). The Employee further covenants and agrees that he shall retain all such knowledge and information which he shall acquire or develop respecting such customers' lists, trade secrets, formulae, records, data, know-how and secret or confidential information in trust for the sole benefit of the Company and its successors and assigns and upon leaving the employ of the Company shall return all such documentation and information then in his possession to the Company.

     6.   Inventions, etc.  The Employee agrees that all inventions,
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copyrightable material, secret processes, formulae, trademarks, trade secrets and the like, discovered or developed by the Employee while in the employ of the Company, whether in the course of his employment or otherwise on such employer's time or property, shall be disclosed promptly to the Company and shall, if the Company elects in writing, be the exclusive property of the Company. At the request of the Company the Employee shall assign all such property to the Company, and the Employee agrees to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents as may reasonably be requested by the Company to transfer, confirm and perfect in the Company all legally protected rights in any such inventions, copyrightable material, secret processes, formulae, trademarks, trade secrets and the like. This Section 6 shall not apply to any Property the development and nature of which (i) is unrelated to any business then being conducted, developed or actively being considered for development by the Company, and (ii) is not competitive with any such business.

     7.   Covenant Not to Compete.
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          7.1 The Employee agrees that for the period set forth in Section 7.2 below, (the "No Compete Term"), he shall not, without the prior written consent of the Company, directly or indirectly, whether as principal, partner, stockholder or as agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, carry on, or be engaged, concerned or take part in, or render services to, or own, share in the earnings of, or invest in the stock, bonds or other securities of any person, firm, corporation or other business organization which is engaged in a business involving the manufacturing or selling of printers and printing systems (the "Company Products") or in soliciting sales of any products similar to and competitive with the Company Products from any business that was a customer of the Company at any time within 24 months immediately preceding the termination of the Employee's employment or from any business to which the Company attempted to sell its Company Products during such 24 month period, and such restrictions will pertain to the following geographic areas:

          (a) within continental U.S.A., but if a court should find it unreasonable, then

          (b) within the Northeast and New England states of the U.S., but if a court should find it unreasonable, then

          (c) within the New England states and New York, but if a court should find it unreasonable, then

          (d)  within Connecticut and New York;

provided, however, that the Employee may (i) own or invest in stocks, bonds or other securities of the Company and (ii) own or invest in stocks, bonds or other securities of any other corporation if such stocks, bonds or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; provided his investment does not exceed, in the case of any class of the capital stock of any one issuer, 2 percent of the issued and outstanding shares of such class, or, in the case of bonds or other securities, 2 percent of the aggregate principal amount thereof issued and outstanding; and such investment would not prevent, directly or indirectly, the transaction of business by the Company with any state, district, territory or possession of the United States or any governmental subdivision, agency or instrumentality thereof by virtue of any statute, law, regulation or administrative practice.

          7.2  If the Employee's employment is terminated

          (a)  for Cause, pursuant to Section 4.3, or

          (b)  as a result of the Employee's voluntary termination, pursuant to
          Section 4.6 above,
the No Compete Term shall be the period ending on the second anniversary of the termination of the Employee's employment. If the Employee's employment is terminated for any reason other than as described immediately above, the No Compete Term shall be the period ending on the Employee's termination of employment. Notwithstanding the above, the Company may elect in writing to extend the No Compete Term for a period of up to three years, provided that the Company shall compensate the Employee for any period with respect to which it elects to extend the No Compete Term (beyond any period of salary continuation) at an annual rate equal to the base salary as in effect on the last day of the Employee's employment. Such compensation shall be paid annually in advance.

          7.3 It is understood by and between the Parties hereto that the foregoing covenant by the Employee not to enter into competition as set forth in
Section 7.1 hereof, and the covenant by the Employee not to interfere with certain employees of the Company as set forth in Section 9 below, are essential elements of this Agreement and that, but for the agreement of the Employee to comply with such covenants, the Company would not have entered into this Agreement.

     8.   Business Materials, Covenant to Report.  All written materials,
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records and documents made by the Employee or coming into his possession concerning the business or affairs of the Company or any of its Affiliates, shall be the sole property of the Company or its Affiliates, as the case may be, and, upon the termination of his employment with the Company or upon the request of the Company at any time, the Employee shall promptly deliver any such documents then in his possession to the Company. The Employee agrees to render to the Company such reports of the activities undertaken by the Employee, or conducted under the Employee's direction, pursuant hereto during the Employment Term as the Company may reasonably request.

     9.   Non-Interference.  The Employee agrees that during the No Compete Term
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he will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, interfere with the Company's relationship with, or endeavor to entice away from the Company, any individual who at any time during the term of the Employee's employment with the Company was employed by the Company in an executive, managerial or sales capacity. It shall not be a violation of this Section 9 for the Employee, while employed by the Company, to dismiss any employee (or to take similar action with regard to any employee) if such action is taken in good faith in the performance of the Employee's duties and responsibilities here under.

     10.  Specific Performance.  Without intending to limit the remedies
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available to the Company, the Employee further agrees that damages at law will be an insufficient remedy to the Company in the event that the Employee violates the terms of Section 5, 6, 7, 8 or 9, and that the Company may apply for and have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of or otherwise to specifically enforce any of the covenants of such Sections.

     11.  Compliance with Other Agreements.  The Employee represents and
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warrants to the Company that, to the best of the Employee's knowledge, the execution of this Agreement by him and his performance of his obligations hereunder will not, with or without the giving of notice and/or the passage of time, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound.

     12.  Binding Effect; Benefits.  This Agreement shall inure to the benefit
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of, and shall be binding upon, the Parties hereto and their respective successors, assigns, heirs and legal representatives. Insofar as the Employee is concerned, this contract, being personal, cannot be assigned except that the Employee's rights to compensation and benefits may pass to the Employee's Beneficiary as provided hereinabove, and may pass by will or operation of law. The Company may not assign this Agreement, except that such rights or obligations may be assigned or transferred pursuant to a merger, consolidation or sale of the Company, provided that the assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

     13.  Notices.  All notices and other communications which are required or
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may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by courier or registered or certified mail, return receipt requested, postage prepaid, to the Party being notified at the following address, or to such other address as the Party shall have specified by notice in writing to the other Party:

          (a) if to the Employee, to him at the address hereinabove first mentioned, and

          (b)  if to the Company, to it at:

               Accent Color Sciences, Inc.
               130 Prestige Park Road
               East Hartford, CT 06720
               Attention: Corporate Secretary

All such notices and communications shall be deemed to have been received on the date of delivery thereof.

     14.  Entire Agreement.  This Agreement contains the entire agreement
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between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the Parties hereto with respect to the subject matter hereof.

     15.  Amendments and Waivers.  This Agreement may not be modified or amended
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except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought. Either Party hereto may, by an instrument in writing, waive compliance by the other Party with any term or provision of this Agreement on the part of such other Party hereto to be performed or complied with. The waiver by any Party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     16.  Section and other Headings.  The section and other headings contained
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in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

     17.  Separability.  Any term or provision of this Agreement which is
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invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction; provided, however, that if the provisions of Section 7 or Section 9 should be or become invalid, illegal or unenforceable under the laws of the State of Connecticut, the restrictions contained in such section shall be deemed to be modified so that, as modified, said restrictions shall be valid, legal and enforceable in accordance with the intent expressed in Section 7 or 9, as the case may be. This Section shall be interpreted so as to be consistent with the operation of Section 7.1 above.

     18.  Governing Law.  This Agreement shall be construed and governed in
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accordance with the laws of the State of Connecticut and the United States of America, without regard to principles of conflict of laws.

     19.  Resolution of Disputes.  Any controversy or claim arising out of or
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relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association before a board of three disinterested persons, consisting of one arbitrator to be appointed by the Company, one by the Employee, and one by the arbitrators so chosen. Judgment upon an award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration shall be held in Hartford, Connecticut or in such other place as the Parties may agree. Each of the Company and the Employee shall bear its or his own costs of the arbitration including, but not limited to, fees and disbursements of counsel, provided that in the event the Employee shall prevail the Company shall pay all of the Employee's costs.

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement on the date first above written.

                          ACCENT COLOR SCIENCES, INC.



                          By_____________________________
                               Richard J. Coburn
                          Its Chairman



                          _______________________________
                               Norman L. Milliard